FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 15, 2022

KISSES FROM ITALY INC.
80 SW 8TH ST SUITE 2000
MIAMI, FL 33130

Re: Document Number P13000021836

The Articles of Amendment to the Articles of Incorporation of KISSES FROM ITALY INC., a Florida corporation, were filed on March 9, 2022.

This document was electronically received and filed under FAX audit number H22000088655.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Regulatory Specialist II Supervisor
Division of Corporations Letter Number: 822A00006185

Articles of Amendment
to
Articles of Incorporation
of

Kisses from Italy, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P13000021836_

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____________________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

2022 MAR -9 AM 9:18
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

FILED

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________________________

____
(Florida street address)

New Registered Office Address: ____________________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV is amended - See Appendix A attached hereto

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated 03/08/2022

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Claudio Ferri

(Typed or printed name of person signing)

Co-Chief Executive Officer

(Title of person signing)

APPENDIX A

ATTACHMENT TO ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF KISSES FROM ITALY, INC.

Article IV of the Articles of Incorporation of this corporation is hereby amended so that, as amended, the first sentence of said Article shall be read as follows:

ARTICLE IV SHARES:

The amount of the total authorized capital stock of the corporation shall be three hundred twenty-five million (325,000,000) shares consisting of three hundred million (300,000,000) shares of Common Stock, $0.001 par value per share, and twenty five million (25,000,000) shares of Preferred Stock, $0.010 par value per share.